Third Quarter 2019 Earnings Release Conference Call
October 31, 2019

Brian Henry - Terex Corporation - Senior Vice President Business Development and Investor Relations
Good morning everyone and thank you for participating in today’s third quarter 2019 financial results conference call. Participating on today’s call are John Garrison, Chairman and Chief Executive Officer and John Sheehan, Senior Vice President and Chief Financial Officer.

Following the prepared remarks, we will conduct a question and answer session. We have released our third quarter 2019 results, a copy of which is available on Terex.com. Today's call is being webcast and is accompanied by a slide presentation, which includes a reconciliation of GAAP to non-GAAP financial measures that we will use during this call, and is also available on our website. All adjusted per share amounts in the presentation are on a fully-diluted basis. We will post a replay of this call on the Terex website under Events and Presentations in the Investor Relations section. Let me direct your attention to slide 2, which is our forward-looking statement and description of non-GAAP financial measures. We encourage you to read this as well as other items in our disclosures because the information we will be discussing today does include forward-looking material. With that, please turn to slide 3 and I'll turn it over to John Garrison.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer

Good morning and thank you for joining us and for your interest in Terex. First, I want to thank our global team for their intense focus on creating a zero harm safety culture, delivering value for our customers and their commitment to implementing our strategy. Looking at the global market environment, it became clear to us towards the end of the third quarter that we are in a softening environment for industrial equipment. Demand in the major markets for Aerial Work Platforms (AWP) has declined, putting pressure on sales. We lowered production in the third quarter and are reducing production in the fourth quarter to align with global demand which is impacting margins. A bright spot for AWP continues to be growth in China. In the quarter, Materials Processing (MP) continued its strong performance increasing sales and generating over 15% operating margin again. However, bookings and backlog levels are pointing to weaker demand in their global markets. In this environment I was very pleased with our free cash flow performance as we generated $104 million in the quarter, a significant improvement compared to last year. Our global team continues to focus on generating cash and improving working capital efficiency. As we enter a more challenging macro environment for industrial equipment we are intensely focused on maintaining a strong liquidity profile. We are well positioned entering the fourth quarter with approximately $1.1 billion in available liquidity. One of the commitments we made back in 2016 was to generate returns greater than our cost of capital throughout the cycle. By executing our strategy, focusing the portfolio on great businesses, dramatically improving our balance sheet, reducing corporate overhead and making significant improvements to our operations, we are well positioned to deliver on that commitment and have the ability to execute at a high level through the challenging phases of the equipment cycle. I acknowledge, and the team understands, that we have more work to do as a company to establish a consistent high level of execution across our businesses.

Turning to slide 4, we continue to implement our strategy and enhance the capabilities needed to win in the marketplace. A core element of our Execute to Win business system is talent development. We recently completed our annual talent review process. This is a global activity that requires every leader in the company to evaluate his or her team, update development plans and address talent gaps. As I travel to our sites around the world I am always encouraged when I meet emerging leaders. We have many high-energy, passionate team members that are taking on more responsibility. To harness this talent we are investing in company-wide leadership development and mentoring programs and supporting local training initiatives. From a leadership perspective, we recently announced that three executives who I would describe as builders of Terex, Eric Cohen, Kevin Barr, and Brian Henry, will be leaving the company at the end of the year. Eric led the legal function and provided counsel to the senior leaders of Terex for 22 years. Eric was instrumental in the Company’s acquisition and disposition strategy and building and improving the company, including establishing our corporate governance and ethics and compliance strategy. Kevin joined Terex 19 years ago to build the human resources function. He was a leader in implementing the cornerstone of our culture, the Terex Way Values. The fact that we have internally developed leaders taking on these executive roles going forward is a testament to the quality of the talent development structure that Kevin put in place. Finally, many of the folks on the call have worked with Brian Henry. Over his 29 year career with the company, he has been a driving force in the strategic decisions including the acquisitions and divestures that shaped the Terex of today. I want to thank Eric, Kevin and Brian for the many contributions they have made to Terex over the course of their distinguished careers. I want to thank each of them for their insights and counsel.

Turning to slide 5, we continue to make progress implementing our strategy. In August, we completed the sale of Demag Mobile Cranes. Team members from across Terex worked incredibly hard to close the sale and ensure a smooth transition. In the remaining Rough Terrain and Tower Crane businesses, we rebuilt our commercial organization to position the businesses for success. We are committed to these businesses and investing to support our customers into the future. We continue to simplify Terex. We completed the transition to a two segment organization. A significant portion of the general and administrative costs associated with the former Cranes segment has been eliminated. The simplified structure also allowed us to reduce expenses in our corporate functions. Our leadership team continues to scrutinize every expense to ensure our operating model is efficient and appropriate for the current structure and market environment. We continue to execute the organic growth element of our disciplined capital allocation strategy by investing in innovative products and services and our global manufacturing capability. The new Utilities manufacturing site in South Dakota remains on schedule and within budget. MP’s expansions in India and Northern Ireland are on track. The new Campsie facility pictured here, celebrated its official opening last month. The new site manufactures mobile conveyors and Ecotec waste management and recycling equipment. These investments enable simplification, improve manufacturing productivity and underpin our long term growth. We also continue to invest in our Execute to Win priority areas. Our Commercial Excellence team achieved a significant milestone in the quarter by completing the final deployment of Salesforce. All our businesses worldwide are now on the system. On Lifecycle Solutions, the leadership team is in place. We are investing in systems and infrastructure to enable longer term growth. A high performing parts and service business is important throughout the cycle as demand for new equipment moderates. Finally, we continue to implement our Strategic Sourcing program as we are moving significant volume to new suppliers. Lower production volume which is reducing spending levels, is impacting the overall savings. However, we are achieving good savings rates. Based upon AWP’s lower production levels and spend forecast, we expect savings of approximately $25 million this year.

Turning to slide 6, based on our year-to-date performance, the slowing global market environment, reduced production volume and adverse foreign exchange rates, we now expect full year EPS to be between $3.00 and $3.20 on net sales of approximately $4.4 billion. While we continue to focus on working capital and improving cash flow, we are adjusting our free cash flow guidance for 2019 to approximately $110 million based on our updated earnings outlook. Looking ahead to 2020, while we are not providing financial guidance today from an operational perspective, we are planning for sales to be potentially 10% lower than 2019 due to the softening macro environment for industrial equipment. We are planning conservatively, but we are ready to react to changing market conditions. With that, let me turn it over to John.

John Sheehan - Terex Corporation - Senior Vice President and Chief Financial Officer

Thanks John. Let me begin by reviewing our Q3 segment highlights. AWP sales totaled $628 million in the quarter down about 14% versus the prior year period. Weakening demand in North America and EMEAR led to sales declines in both markets in the quarter. We increased sales in China driven by market growth and increased product adoption. Lower sales and reduced production volumes in the quarter resulted in lower margins for the segment. To align with customer demand and manage inventory levels, we reduced Aerial production in the quarter by over 30% compared to last year. This resulted in lower manufacturing absorption and lower than expected material cost savings. Margins also continued to be impacted by a weaker Euro, which declined 4% versus the US Dollar compared to Q3 last year, leading to a $5 million operating profit headwind. A weak Euro pressures AWP margins in Europe as a large portion of the product sold in the region is produced in North America and China. Finally, the mix of sales were more skewed to telehandlers which also impacted margins. Softening in the major markets led to lower bookings and backlog in the quarter. A portion of the year-over-year decline is attributable to the timing of annual purchase orders from three major customers. Their 2019 orders were booked in Q3 of last year. We are still negotiating their 2020 orders. Excluding these three large orders, bookings would be down 19% and backlog would be flat to the prior year. MP continued its strong performance achieving excellent financial results again in Q3. Sales were $339 million, up 8% or 12% on an FX-neutral basis, on growth across the MP businesses. The MP team delivered a very strong operating margin of 15.6% on an adjusted basis, representing an expansion of 240 basis points. These results were driven by improved operating performance across the portfolio and effective price cost management. The British Pound to U.S. Dollar exchange rate provided a modest tailwind to MP. MP is seeing lower backlog and booking levels as the global macro environment for industrial equipment is slowing. That said, the MP team is diligent in their production planning and will manage the businesses appropriately. The Rough Terrain and Tower crane businesses that are reported in corporate continued to perform in line with expectations in Q3, although these businesses also experienced weakening demand in the quarter.

Let’s turn to slide 8 to review our consolidated results. Total revenue of $1.0 billion was down 7%, or approximately 5% on an FX neutral basis. The currency, volume, and lower production headwinds that impacted AWP margins were partially offset by the strong performance in MP and reductions in corporate expenses, leading to an overall adjusted operating margin of 8.8%. Investment in our Execute to Win initiatives and restructuring related charges were the primary differences between our “as- reported” and “as-adjusted” operating profit. On an adjusted basis, total interest and other expense increased approximately $2 million year-over-year resulting from increased borrowings offset by non-operating FX gains. For the quarter, we generated earnings per share of $0.82 on an “as-adjusted” basis. While this quarter’s EPS was lower than the prior year quarter on a comparative basis, the result is 21% better than the $0.68 cents “as adjusted” EPS we presented in Q3 2018, demonstrating the benefits of our strategy execution.

Turning to slide 9, we are delivering on our commitment to follow a disciplined capital allocation strategy. Our global team continued to focus on improving working capital and free cash flow performance. During the third quarter we generated $104 million of free cash flow, a significant improvement compared to the third quarter of last year. We have reduced inventory slightly since the end of Q2, however, we continue to hold more inventory than last year. To better align with market conditions, we continue to scale back production levels, particularly in AWP. We will continue to reduce inventory as we diligently manage working capital through the cycle. In addition to free cash flow, we are generating cash by executing our portfolio strategy. The sales of Demag Mobile Cranes and our shares of ASV generated approximately $150 million in cash proceeds in Q3. As of September 30, our Net Debt to adjusted EBITDA ratio was a healthy 1.5x, down from 2.0x at June 30. While we continue to invest in our Execute to Win priority areas, the level of investment has been reduced as our internal capabilities are maturing. We are investing in our global manufacturing capabilities with capital expenditures of approximately $120 million in 2019 and planning for approximately $100 million in 2020.

Turning to our full year financial guidance on page 10. Based on year to date performance and outlook for Q4, we are updating our full year 2019 guidance. We now expect revenue for 2019 to be approximately 3% lower than 2018. The decline is driven by softening demand in our major AWP markets. Our operating margin outlook is now approximately 8.4% and our EPS guidance range has been updated to $3.00 to $3.20 per share. We have lowered our expected full-year effective tax rate to 20%. As a result of our updated earnings outlook we are adjusting our full year free cash flow guidance to approximately $110 million. From a segment perspective, we expect AWP performance in Q4 to continue to be impacted by the market downturn in North America and Europe, resulting in an expected full year sales decline of approximately 7%. We are reducing production dramatically in the fourth quarter compared to last year, which will lead to substantially lower factory absorption. In addition, lower volume, adverse foreign exchange rates and product mix will continue to impact margins as we close out the year leading to an expected full year operating margin of between 7.25% and 7.75%. The Euro to U.S. Dollar exchange rate will have an unfavorable full year impact on AWP margins of approximately $30 million. We expect MP to deliver solid operating performance in the fourth quarter. We are updating full year guidance to sales growth of between 3% and 5% and operating margin of 14% to 14.5%. MP operates several facilities in the U.K. Our guidance range assumes there are no major disruptions associated with Brexit. We continue to monitor events as the Brexit process unfolds. And with that, I will turn it back to John.

John L. Garrison, Jr. - Terex Corporation - Chairman and Chief Executive Officer

Thank you, John. Turning to slide 11, I will review our segments starting with AWP. The overall global market for aerial work platforms is clearly softening. Frankly, we expected a longer period of market stability; however, geopolitical and macroeconomic dynamics have led to a market downturn. Looking ahead to 2020, we are planning for demand in North America and Europe to be lower than 2019 and are working closely with our customers to align with their requirements. Looking beyond 2020, we expect growth in the developed markets to be driven by the replacement cycle, which we expect to kick-in in the 2021 timeframe. We continue to be encouraged by growth in the developing markets. Customers are seeing the benefits of adopting Genie equipment to safely and efficiently work at height. We expect strong long term growth in the Asia Pacific region. Turning to Utilities, the North American market continues to grow and the Utilities team continues to deliver strong performance. A key to improving margins in AWP is the execution of our Strategic Sourcing strategy including transitioning significant volume to new suppliers. Through the end of September, the AWP team has transitioned over 2,200 parts to new suppliers. We are encouraged by the savings rates we are achieving, however, the lower spend levels are impacting the total value of savings in 2019. Looking ahead and through the cycle, improving our supply base will mitigate some of the margin compression on lower volumes and will support margin expansion when markets improve. We continue to invest in growth in emerging markets and product innovation. The Genie team recently launched a new electric scissor lift pictured here, featuring E-drive technology. The new model was designed as a global product to reach high locations in tight spaces, adhering to the new ANSI standards as well as European and other requirements. It is another great example of Genie innovation. I recently attended a utilities equipment show in Louisville, Kentucky. This is a major event for the utilities industry and Terex had a strong presence. We are growing and gaining share in the utilities market by focusing on what is important to our customers: safety and innovation. At the show we introduced our new innovative TL series for the transmission line segment. This enables us to compete in a new market segment with a cost effective solution for doing higher level work on transmission lines. The Utilities business will benefit from the new manufacturing facility we are building in Watertown, South Dakota. The new site will increase capacity and significantly improve productivity. This is an important investment for Terex as the utility equipment market has considerable growth potential in North America and in developing markets. Overall for AWP, the investments we are making in our Execute to Win priorities, new product development and strengthening our global footprint, will improve performance throughout the cycle.

Turning to MP, MP is a high performing segment that delivers strong results. Although sales grew across the MP portfolio in Q3, we are seeing signs that market conditions are softening. Utilization of Crushing and Screening equipment remains high, however, conversion from rental to sales is slowing as uncertainty in both the U.S. and European markets is impacting capital spending decisions. The global market for Material Handlers has softened and our Q3 bookings were down sharply from last year. We are monitoring scrap steel prices, an important driver for this business, and working closely with our customers to align with their demand outlook. Our cement mixer truck business in the United States was relatively stable and our Pick and Carry Crane business continues to execute well although demand is softening in Australia. We continue to invest in new products. The recently launched Powerscreen jaw crusher pictured here, is the latest example of innovation in the crushing and screening business. The lightweight machine is designed to maximize throughput at an aggressively low cost per ton setting it apart from the competition. MP has a history of success developing new products and new markets and our business in India is a great example. Our Hosur, India plant celebrated an important milestone in August, achieving ten years of growth in India. With Hosur as the cornerstone, Terex has established itself as the clear market leader in mobile crushing and screening in India. In addition to the tremendous job the team has done growing the business, I am also proud of their safety record achieving over four and a half years with no lost time injuries. We are making investments to expand our capacity in Hosur and we will capitalize on the dramatic growth potential in India and the surrounding markets. In summary for MP, great performance again in Q3. We are seeing signs that the United States and European markets are softening and we are evaluating production plans for every business. As MP has demonstrated, the team will continue to execute at a high level.

Turning to Slide 13, to wrap up our prepared remarks, our global team continues to work hard to improve execution and meet the needs of our customers. We have made considerable progress implementing our strategic plan, focusing the portfolio on high performing businesses and simplifying the organization to make our cost structure more agile. We enhanced our capabilities in the Execute to Win priority areas. We implemented our disciplined capital allocation strategy, returning capital to shareholders and dramatically strengthening our balance sheet. With our current portfolio of businesses and a strong balance sheet, we are well positioned to generate cash and significantly out earn our cost of capital throughout the cycle. Finally, we will continue to follow our disciplined capital allocation strategy while investing in future growth and creating additional value for our shareholders. With that, I will turn it back to Brian.

Brian Henry - Terex Corporation - Senior Vice President, Business Development and Investor Relations
Thank you, John. As this is my last earnings call, I would also like to thank the members of the analyst and investor community that I have had the pleasure to work with over the past several years. I will continue to be your contact through the end of the year at which time Randy Wilson, who I have worked with extensively over the past year, will assume the role of Director of Investor Relations. Now, let’s get the Q&A started. As always, we ask you to limit your questions to one and a follow-up to ensure we have time to get to everyone. With that, I’d like to open it up for questions.

4